SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 1, 2000
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                             INFOCAST CORPORATION
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             (Exact name of registrant as specified in its charter)


    Nevada                           0-27343                84-1460887
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(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)


          One Richmond Street West, Suite 902, Toronto, Ontario M5H 3W4
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (416) 867-1681
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Item 5.  Other Events.
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                  InfoCast  Corporation  (OTB BB Symbol:  IFCC)  entered  into a three year agreement  with AT&T Corp. on December 1, 2000.  Under the agreement,
AT&T  and  InfoCast  will  cooperate  to  make  "Contact",   a  state-of-the-art
web-enabled call center solution developed by InfoCast, available to AT&T's US-based customers.

                  The Contact Solution enhances traditional technology- based call centers and new call centers with a fully web-integrated voice over Internet protocol (VoIP) solution to address rapidly expanding and evolving call center requirements. Features such as automatic call distribution (ACD), interactive voice response (IVR), advanced computer telephony integration (CTI), and web enablement for e-mail, chat and voice mail delivered in a Service Provider format, make "Contact" a unique call center solution. The solution is being offered on a flat monthly rate per call center agent or on a pay-per-minute rate alternative which makes it an affordable solution for contact centers of all sizes. In its role under the agreement, InfoCast will provide sales and technical support to AT&T.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INFOCAST CORPORATION
                                            (Registrant)



Dated: December 7, 2000                 By: /s/ Herve Seguin
                                            ------------------------------------
                                            Name:  Herve Seguin
                                            Title: Chief Financial Officer



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